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                                                     CIT MARINE TRUST 1999-A

                                                    MONTHLY SERVICER'S REPORT



                                                                                               Due Period                 8/31/99
                                                                                               Determination Date         9/10/99
                                                                                               Distribution Date          9/15/99

                                                                                                                    C>

I.     All Payments on the Contracts                                                                                 17,831,705.62
II.    All Liquidation Proceeds on the Contracts with respect to Principal                                               83,624.07
III.   Repurchased Contracts                                                                                                  0.00
IV.    Investment Earnings on Collection Account                                                                          9,263.78
V.     Servicer Monthly Advances                                                                                        527,501.52
VI.    Reimbursement of prior Monthly Advances                                                                         -424,549.04
VII.   Insurer Deposits                                                                                                       0.00
VIII.  Release of the Additional Enhancement Requirement Sub-Account                                                          0.00
IX.    Incorrect Deposits                                                                                                     0.00

Total available amount in Collection Account                                                                        $18,027,545.95
                                                                                                                  ================

Draws from the Reserve Account                                                                                               $0.00
Draws on the Note Insurance Policy                                                                                           $0.00
Draws on the Certificate Insurance Policy                                                                                    $0.00

Total Distribution                                                                                                  $18,027,545.95


DISTRIBUTION AMOUNTS                                                           Cost per $1000
- --------------------------------                                              -----------------


1.   (a)  Class A-1 Note Interest Distribution                                                        982,737.52
     (b)  Class A-1 Note Primary Principal Distribution                                            12,865,359.76
     (c)  Class A-1 Additional Principal Distribution Amount                                           74,248.80
               Aggregate Class A-1 Note Distribution                            42.83798794                         13,922,346.08

2.   (a)  Class A-2 Note Interest Distribution                                                        865,166.67
     (b)  Class A-2 Note Primary Principal Distribution                                                     0.00
     (c)  Class A-2 Additional Principal Distribution Amount                                                0.00
                Aggregate Class A-2 Note Distribution                            4.83333335                            865,166.67

3.   (a)  Class A-3 Note Interest Distribution                                                        570,375.00
     (b)  Class A-3 Note Primary Principal Distribution                                                     0.00
     (c)  Class A-3 Additional Principal Distribution Amount                                                0.00
                Aggregate Class A-3 Note Distribution                            4.87500000                            570,375.00

4.   (a)  Class A-4 Note Interest Distribution                                                        537,156.25
     (b)  Class A-4 Note Primary Principal Distribution                                                     0.00
     (c)  Class A-4 Additional Principal Distribution Amount                                                0.00
                Aggregate Class A-4 Note Distribution                            5.20833333                            537,156.25

5.   (a)  Certificate Interest Distribution                                                            51,800.47
     (b)  Certificate Primary Principal Distribution                                                  129,953.13
     (c)  Certificate Additional Principal Amount                                                           0.00
                Aggregate  Certificate Distribution                             16.48086951                            181,753.60

6.    Insurance Fee, including accrued and unpaid amounts                                                               70,373.53

7.    Reimbursement of Insurance Policy Draws
             (a)  Note Insurance Policy                                                                                      0.00
             (b)  Certificate Insurance Policy                                                                               0.00

8.    Lender Fees                                                                                                       21,401.18

9.    Servicing Fee                                                                                                    273,735.45

10.   Deposits to the Additional Enhancement Sub-Account                                                               196,300.91

11.   Deposits to the Reserve Account                                                                                1,388,937.28

Total Distribution                                                                                                 $18,027,545.95
                                                                                                                 ================
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           INTEREST
- --------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @5.450%                                                                 982,737.52
        (b) Class A-2 Notes    @5.800%                                                                 865,166.67
        (c) Class A-3 Notes    @5.850%                                                                 570,375.00
        (d) Class A-4 Notes    @6.250%                                                                 537,156.25

                     Aggregate Interest on Class A Notes                                                             2,955,435.44

        (e) Certificate @       6.200%                                                                                  51,800.47

2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                                  0.00
        (b) Class A-2 Notes                                                                                  0.00
        (c) Class A-3 Notes                                                                                  0.00
        (d) Class A-4 Notes                                                                                  0.00

        (e) Certificate                                                                                      0.00

3.   Total Distribution of Interest                                            Cost per $1000
                                                                              -----------------
        (a) Class A-1 Notes                                                      3.02380775            982,737.52
        (b) Class A-2 Notes                                                      4.83333335            865,166.67
        (c) Class A-3 Notes                                                      4.87500000            570,375.00
        (d) Class A-4 Notes                                                      5.20833333            537,156.25

                     Total Aggregate Interest on Class A Notes                                                       2,955,435.44

        (e) Certificate                                                          4.69711074                             51,800.47

           PRINCIPAL
- --------------------------------

                                                                              No. of Contracts
                                                                              -----------------
1.   Stated Principal Collected                                                                      3,818,098.75
2.   Principal Prepayments                                                          321              9,093,590.07
3.   Liquidation Proceeds                                                            9                  83,624.07
4.   Repurchased Contracts                                                           0                       0.00

       Total Primary Principal Distribution Amount                                                                  12,995,312.89

5.   Additional Principal Distribution Amount                                                                           74,248.80

6.   Principal Balance before giving effect to Principal Distributions                            Pool Factor
                                                                                                  -----------
        (a) Class A-1 Notes                                                                        0.66579253      216,382,573.57
        (b) Class A-2 Notes                                                                        1.00000000      179,000,000.00
        (c) Class A-3 Notes                                                                        1.00000000      117,000,000.00
        (d) Class A-4 Notes                                                                        1.00000000      103,134,000.00

        (e) Certificate                                                                            0.90911826       10,025,897.96

7.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                  0.00
        (b) Class A-2 Notes                                                                                                  0.00
        (c) Class A-3 Notes                                                                                                  0.00
        (d) Class A-4 Notes                                                                                                  0.00

        (e) Certificate                                                                                                      0.00


8.   Principal Distributions                                                   Cost per $1000
                                                                              -----------------
        (a) Class A-1 Notes                                                     39.81418018                         12,939,608.56
        (b) Class A-2 Notes                                                      0.00000000                                  0.00
        (c) Class A-3 Notes                                                      0.00000000                                  0.00
        (d) Class A-4 Notes                                                      0.00000000                                  0.00

        (e) Certificate                                                         11.78375877                            129,953.13


9.   Principal Balance after giving effect to Principal Distributions                              Pool Factor
                                                                                                   -----------
        (a) Class A-1 Notes                                                                        0.62597835      203,442,965.01
        (b) Class A-2 Notes                                                                        1.00000000      179,000,000.00
        (c) Class A-3 Notes                                                                        1.00000000      117,000,000.00
        (d) Class A-4 Notes                                                                        1.00000000      103,134,000.00

        (e) Certificate                                                                            0.89733450        9,895,944.83
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        RESERVE ACCOUNT
- --------------------------------                                                                                    Additional
                                                                                    Loan             Excess         Enhancement
1.  Activity                                                                    Sub-Account       Sub-Account       Sub-Account
                                                                              ----------------------------------------------------

      (a)  Opening Balance                                                       26,038,098.92               0.00      333,482.32
      (b)  Deposits                                                                       0.00       1,388,937.28      196,300.91
      (c)  Investment Earnings                                                      121,845.25               0.00          892.53
      (d)  Distributions                                                           -847,205.93      -1,388,937.28            0.00
                                                                              ----------------------------------------------------
      (e)  Ending Balance                                                        25,312,738.24               0.00      530,675.76


                                                                                                                    Additional
                                                                                    Loan             Excess         Enhancement
                                                                                Sub-Account       Sub-Account       Sub-Account
                                                                              ----------------------------------------------------
2.  Distributions from the Reserve Account
       (a)  Draws to the Note Distribution Account                                        0.00               0.00            0.00
       (b)  Draws to the Certificate Distribution Account                                 0.00               0.00            0.00
       (c)  Release to the Collection Account                                             0.00               0.00            0.00
       (d)  Distribution to Lender                                                  847,205.93               0.00            0.00
       (e)  Distribution to Affiliated Owner                                              0.00       1,388,937.28            0.00

                                                                              ----------------------------------------------------
Total Distributions from the Reserve Account                                        847,205.93       1,388,937.28            0.00


           POOL DATA
- --------------------------------
                                                                                                     Aggregate
                                                                              No. of Contracts      Pool Balance
                                                                              ----------------      ------------
1.   Pool Stated Principal Balance as of   8/31/99                                 20,400          621,662,436.84

2.   Delinquency Information                                                                                      % of Pool Balance
                                                                                                                  -----------------

              (a) 31-59 Days                                                        305              6,559,060.12     1.055%
              (b) 60-89 Days                                                         58              1,351,500.28     0.217%
              (c) 90-119 Days                                                        28                664,757.36     0.107%
              (d) 120-180 Days                                                       37                673,544.21     0.108%
              (d) 181 Days +                                                         23              1,045,661.09     0.168%

3.   Contracts Repossessed during the Due Period                                     13                417,745.53

4.   Current Repossession Inventory                                                  17                538,520.97

5.   Net Liquidation Losses for the related Due Period
       (a)  Principal Balance of Liquidated Contracts                                9                 157,872.87
       (b)  Net Liquidation Proceeds on any Liquidated Contracts                                        83,624.07
                                                                                               -------------------
       Total  Net Liquidation Losses for the related Due Period                                                         74,248.80

7.   Cumulative Net Losses on all Liquidated Receivables                             25                                278,602.09

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                           9.483%

9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                             161.267

10.  Weighted Average Remaining Original Term to Maturity of all Outstanding Contracts                                    184.580


       TRIGGER ANALYSIS
- --------------------------------

Due Periods                                                                     Excess Collections   Pool Balance
Current                                               Aug-99                    1,463,186.08        621,662,436.84
Prior Month                                           Jul-99                    1,529,483.15        634,731,998.53
Second Prior Month                                    Jun-99                    1,697,824.95        653,034,376.11

Sum of Excess Collections                                                       4,690,494.18

Annualized (x4)                                                                18,761,976.72

Average Pool Balance                                                          636,476,270.49

Net Yield                                                                            2.9478%

Net Yield trigger level.                                                             1.0000%

                         Net Yield trigger in effect ?                                               NO




      CREDIT ENHANCEMENT
- --------------------------------

Required Enhancement

        Available Reserve Amount for the next Distribution Date
            (Initially 27,568,581. to a floor of 7,351,622.)                                        25,312,738.24

        Overcollateralization after the application of all the Principal Distributions
            (Initially zero to be increased to 9,189,527.                                            9,189,527.00
                                                                                               -------------------

                 Credit enhancement available for the next Distribution Date                        34,502,265.24           5.55%

                 Required Enhancement (5.55% of the current Pool Balance
                    to a floor of 16,541,149.)                                                      34,502,265.24           5.55%


Additional Credit Enhancement                                                          Balance        Enhancement      Percentage

          More than 180 days delinquent                                           1,045,661.09         261,415.27             25%

           Repossession Inventory                                                   538,520.97         269,260.49             50%
                                                                              ------------------------------------

                  Total Additional Enhancement                                                         530,675.76

Amount on deposits in the Additional Enhancement Sub-Account                                           530,675.76



         MISCELLANEOUS
- --------------------------------

1.   Monthly Servicing Fees                                                                                            273,735.45

2.   Servicer Advances                                                                                                 527,501.52

3.   Reserve Account Loan Activity
      (a)  Distribution on Loan:
                Interest                                                                               143,246.43
                Principal                                                                              725,360.68
                      Total P&I                                                                                        868,607.11

      (b)  Beginning Loan Balance                                                                                   26,038,098.92
      (c)  Principal Payment                                                                                           725,360.68
      (d)  Ending Loan Balance                                                                                      25,312,738.24


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